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                                   EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Form 8-K/A No. 1 dated May 17, 1996 and the incorporation by reference into the Registrant's two previously filed Registration Statements on Form S-3 (File Nos. 33-80829 and 33-95190, respectively), and the Registrant's previously filed Registration Statement on Form S-8 (File No. 33-95188) of our report dated May 13, 1996, on our audits of the combined historical statements of revenues and certain expenses of First Highland Properties and the Other Acquisition Properties.










                                        COOPERS & LYBRAND L.L.P.


Chicago, Illinois
May 17, 1996
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